Exhibit 23.2




              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Non-Qualified Stock Option Agreement with Roger H. Moore and the 1997 Equity Incentive Plan of our reports dated June 30, 2000, with respect to the consolidated financial statements and schedule of Illuminet Holdings, Inc. included in its Current Report (Form 8-K) dated October 5, 2000, filed with the Securities and Exchange Commission.

Seattle, Washington                         /s/ ERNST & YOUNG LLP
October 5, 2000                                 ERNST & YOUNG LLP




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